                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF

                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): May 15, 2002

                              LIBERTY BANCORP, INC.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

        Federal                       0-24519                    22-3593532
----------------------------    ---------------------       --------------------
(State or Other Jurisdiction    (Commission File No.)         (I.R.S. Employer
    of Incorporation)                                        Identification No.)

1410 St. Georges Avenue, Avenel, New Jersey                         07001
-------------------------------------------                       ----------
  (Address of Principal Executive Offices)                        (Zip Code)

Registrant's telephone number, including area code: (732) 499-7200

                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS

      On May 15, 2002, Liberty Bancorp, Inc. ("Liberty Mid-Tier"), its mutual holding company, Liberty Bancorp, MHC ("Liberty MHC"), and its subsidiary savings bank, Liberty Bank, entered into an Agreement and Plan of Merger (the "Agreement") with Northfield Savings Bank ("Northfield Bank"), a New York chartered savings bank, Northfield Holdings Corp. ("Northfield Mid-Tier"), a New York corporation, and NSB Holding Corp. ("NSB MHC"), a New York mutual holding company. Northfield Bank is a stock savings bank with its principal offices located in Staten Island, New York; NSB MHC owns all the outstanding shares of Northfield Bank and has formed Northfield Mid-Tier as a wholly-owned subsidiary that will acquire all of the stock of Northfield Bank immediately prior to the merger transactions provided for in the Agreement. Under the terms of the Agreement, Liberty MHC would be merged with and into NSB MHC with NSB MHC as the surviving institution; Liberty Mid-Tier would be merged with and into Northfield Mid-Tier with Northfield Mid-Tier as the surviving institution; and Liberty Bank would be merged with and into Northfield Bank with Northfield Bank as the surviving institution. Liberty Mid-Tier stockholders other than Liberty MHC would receive $26.50 in cash for each share of Liberty Mid-Tier. Shares of Liberty Mid-Tier held by Liberty MHC would be cancelled. Each option to purchase Liberty Mid-Tier common stock would be converted into the right to receive cash in an amount equal to the difference between $26.50 and the exercise price of the option. The transaction is subject to certain conditions, including, among others, approval by Liberty Mid-Tier stockholders and Liberty MHC members (if necessary) and applicable regulatory authorities.

ITEM 7. Financial Statements, Pro Forma Financial Information, and Exhibits

      The following Exhibits are filed as part of this report:

Exhibit No.                        Description
-----------                        -----------

   2.1 Agreement and Plan of Merger by and among Northfield Savings Bank, Northfield Holdings Corp., NSB Holding Corp. and Liberty Bank, Liberty Bancorp, Inc., and Liberty Bancorp, MHC dated as of May 15, 2002.

   99.1         Joint Press Release dated May 16, 2002

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                        LIBERTY BANCORP, INC.


DATE: May 20, 2002                      By: /s/ John R. Bowen
                                           -------------------------------------
                                           John R. Bowen
                                           President and Chief Executive Officer

                                  EXHIBIT INDEX

The following Exhibits are filed as part of this report:

  Exhibit No.                       Description

     2.1 Agreement and Plan of Merger by and among Northfield Savings Bank, Northfield Holdings Corp., NSB Holding Corp. and Liberty Bank, Liberty Bancorp, Inc., and Liberty Bancorp, MHC dated as of May 15, 2002.

     99.1       Joint Press Release dated May 16, 2002